EXHIBIT LIST

(9)(b) Written consent of Sutherland, Asbill & Brennan
(9)(c) Written consent of Alexis Berg, General Counsel of Charter National Life Insurance Company
(10) Written consent of Independent Accountants









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Sutherland, Asbill & Brennan, L.L.P.
1275 Pennsylvania Avenue
Washington, D.C. 20004-2404





April 16, 1997

VIA EDGARLINK

Board of Directors
Charter National Life Insurance Company
8301 Maryland Avenue
St. Louis, Missouri 63105

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post -Effective Amendment No. 16 to the registration statement on Form N-4 for Charter National Variable Annuity Account (File No. 33-22925). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


Very truly yours,

SUTHERLAND, ASBILL & BRENNAN, L.L.P.


BY:____________________________________
   /S/ Stephen E. Roth









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                  CHARTER NATIONAL LIFE INSURANCE COMPANY
           399 Market Street- Philadelphia, Pennsylvania  19181



April 22, 1997

Board of Directors
Charter National Life Insurance Company
8301 Maryland Avenue
St. Louis, Missouri 63105

Ladies and Gentlemen:

With reference to Post -Effective Amendment No. 16 to the Registration Statement on Form N-4, soon to be filed by Charter National Life Insurance Company (the "Company"), and Charter National Variable Annuity Account (the "Account") with the Securities and Exchange Commission covering the registration under the Securities Act of 1933 of certain variable annuity contracts (the "Contracts") to be funded by the Account, I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examination it is my opinion that:

1. The Company is duly organized and validly existing under the laws of the State of Missouri and has been duly authorized to issue Variable Annuity Contracts by the Department of Insurance of the State of Missouri.

2. The Contracts, when issued after the Post-Effective Amendment becomes effective and in the manner contemplated by the Post-Effective Amendment, will be, under Missouri law, legally issued and will represent binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the Registration Statement.


Sincerely,


Alexis M. Berg
Vice President, General Counsel
  & Corporate Secretary









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                CONSENT OF INDEPENDENT ACCOUNTANTS


Board of Directors
Charter National Life Insurance Company:



We consent to the inclusion of the following in Post-Effective Amendment No. 16 to the Registration Statement of the Charter National Variable Annuity Account on Form N-4 (File No. 811-5279 and Registration No. 33-22925):

- Our report dated February 10, 1997, on our audits of the financial statements of Charter National Variable Annuity Account as of December 31, 1996 and for each of the two years in the period ended December 31, 1996.

- Our report dated February 10, 1997, on our audits of the consolidated financial statements of Charter National Life Insurance Company and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996.

- Our report dated February 10, 1997, of our audits of the consolidated financial statement schedules of Charter National Life Insurance Company as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996.

-   The reference to our Firm under the caption "Independent Accountants".




COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 22, 1997